BENEFICIAL INTEREST PLEDGE AGREEMENT
MSN 30241 Trust d/a/o Aug. 22, 2016
THIS BENEFICIAL INTEREST PLEDGE AGREEMENT dated as of August 16, 2019 (this “Agreement”) is between CONTRAIL AVIATION LEASING, LLC, a Wisconsin limited liability company, as pledgor (the “Pledgor”) and OLD NATIONAL BANK, as Secured Party (the “Secured Party”).
WHEREAS, Pledgor is the sole beneficiary by assignment under that certain Trust Agreement (Aircraft MSN 30241) dated as of August 22, 2016, as assigned, assumed, amended, supplemented and/or modified from time‑to‑time between Wells Fargo Trust Company, National Association, as owner trustee (the “Owner Trustee”) and CIT Aerospace, LLC, as amended, supplemented, restated, and/or modified from time to time (the “Trust Agreement”), as assigned to it by Sapphire Finance I Holding Designated Activity Company, and by virtue thereof owns 100% of the Beneficial Interest (as defined below) in the trust created by the Trust Agreement (the “Trust”), the principal asset of which consists of one Boeing 737‑700 aircraft, bearing U.S. registration mark N710SY and manufacturer’s serial number 30241, and CFM International, Inc. model CFM56‑7B20 engines, manufacturer’s serial numbers 889727 and 889728, together with all equipment, parts, instrumentation, documentation, substitutions and proceeds thereof (the “Aircraft”); and
WHEREAS, the Pledgor has entered into a Master Loan Agreement, dated as of June 24, 2019, among the Pledgor, as a borrower, any other parties thereto (the “Participants “), and the Secured Party (the “Credit Agreement”) pursuant to which the Secured Party, as lender, agreed to make certain loans and extend certain credit facilities to Pledgor and Participants, including, but not limited to, a loan to finance the acquisition of Pledgor’s Beneficial Interest in the Aircraft. All capitalized terms used in this Agreement have the meaning ascribed to them in the Credit Agreement unless otherwise defined herein.
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is acknowledged, Pledgor and Secured Party agree as follows:

1.
Pledge. As further security for the payment and performance in full of all of the Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, delivers and grants to the Secured Party a first priority security interest and lien in all right, title and interest of the Pledgor which presently exists or hereafter arises in, to and under the following (hereinafter, collectively, the “Pledged Collateral”):

a.
100% of the beneficial interest in the Trust under and as defined in the Trust Agreement, as amended, restated and/or otherwise modified from time‑to‑time (the “Beneficial Interest”), provided, that such Trust shall not be materially modified without Secured Party’s written consent, which will not be unreasonably withheld.

b.	all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of or all the Beneficial Interest,

c.	all certificates or other instruments or documents representing any of the foregoing,

d.	all rights and privileges of the Pledgor with respect to the Beneficial Interest and the other property referred to in clauses (a) through (c) above, and

e.	all proceeds of any of the foregoing and any property of any character whatsoever into which any of the foregoing may be converted.
Notwithstanding the foregoing, any funds specifically designated as security deposits payable to the Owner Trustee under a relevant Lease of the Aircraft shall not be Pledged Collateral.
TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, title, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party, its successors and assigns permitted by the terms of the Credit Agreement; pursuant and subject to the terms, covenants and conditions hereinafter set forth.

2.	Representations and Warranties of the Pledgor. The Pledgor hereby represents and warrants:

a.
That it is a limited liability company duly formed and validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

b.
That Pledgor is the record owner of the Pledged Collateral, free and clear of any and all liens or claims of any other person, except for the security interest granted hereunder and the rights and remedies of the Secured Party related to such interest, and Pledgor has not pledged, hypothecated, assigned, transferred, or otherwise encumbered the Pledged Collateral other than by this Agreement.

c.
That it has duly authorized, executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

d.
That the execution, delivery and performance by the Pledgor of this Agreement is not in violation of the Trust Agreement or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject;

e.
That neither the execution and delivery by the Pledgor of this Agreement nor the consummation by it of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any agency or authority, except for the filing of Uniform Commercial Code financing statements (and continuations thereof) in respect of the security interests created hereby in the State of Wisconsin;

3.
Covenants of the Pledgor. The Pledgor covenants, for so long as any Obligations remain outstanding and/or unperformed (other than any contingent liabilities that continue past the termination of the Credit Agreement and the Loan Documents:

a.
Except as contemplated hereby, Pledgor will not make any sale, assignment, pledge, mortgage, hypothecation or transfer of the Pledged Collateral or the ownership interests of the Trust and, except for the interest granted hereby, Pledgor will be the sole legal owner of the Pledged Collateral, free and clear of any and all claims or liens other than the interest granted in favor of the Secured Party;

b.
As the sole beneficial owner of the Trust, Pledgor will not cause or authorize the Owner Trustee to issue any further beneficial interests of any class or description or other securities in addition to or in substitution for the Beneficial Interest; it will hold in trust and will pledge hereunder, immediately upon its acquisition (direct or indirect) thereof, any and all additional beneficial interest of any class or description or other securities of the Trust;

c.
At any time and from time to time, at no expense to the Secured Party, Pledgor will promptly execute and deliver all further instruments and documents and take all further action that Secured Party may reasonably request in order to enable Secured Party to perfect, exercise and enforce its rights and remedies hereunder, including consenting to recording of UCC‑1 financing statement(s);

d.
Pledgor shall not authorize or, to the extent within its power or control, consent to the appointment of a receiver, trustee or liquidator of the Trust or any property of the Trust, authorize the filing of a petition in bankruptcy or any other insolvency proceeding, or admit in writing submitted in connection with judicial or other similar procedures the Trust’s inability to pay its debts generally as they come due, or make a general assignment for the benefit of creditors or permit any creditor to exercise a contractual right to assume the operations or financial management of the Trust;

e.	Pledgor shall not authorize the Trust to incur any indebtedness or engage in any business other than as provided in the operative Trust Documents;

f.
When and if Pledgor receives distributions from the Trust that Pledgor is obligated to pay over or deliver to Secured Party pursuant to the Credit Agreement and the Loan Documents, it shall hold such funds in trust for the Secured Party and promptly remit such funds as Secured Party may direct;

g.	Pledgor shall defend Secured Party’s right, title and interest in and to the Pledged Collateral against the claims and demands of all third parties; and

h.	Pledgor will not amend, repeal or modify the Trust without the prior written consent of Secured Party, which will not to be unreasonably withheld, delayed or conditioned.

4.
Delivery of Assignment of Pledged Collateral. Pledgor agrees to deliver to the Secured Party on or prior to the date of acquisition by it of the Beneficial Interest, a duly executed beneficial interest transfer form in blank in the form of Exhibit A hereto.

5.
Remedies upon Default. If an Event of Default (as defined in the Credit Agreement and/or any Loan Document) shall have occurred and be continuing, the Secured Party may exercise all rights of a secured party under the Uniform Commercial Code, as enacted in any applicable jurisdiction, with respect to the Pledged Collateral.

Upon consummation of any public or private sale in the exercise of such rights, the Secured Party shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral, with or without reservations or qualifications, free from any claim or right on the part of the Pledgor. Pledgor hereby waives and releases, to the extent permitted by law, all rights of redemption, stay, appraisal, reclamation and turnover. Pledgor shall be entitled to 10 days’ prior notice of any public or private sale in exercise of Secured Party’s rights upon default. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. At any sale made pursuant to this Agreement, to the extent permitted by applicable law, the Secured Party may bid for or purchase of any or all of the Pledged Collateral by using the amount of secured obligations outstanding to it from Pledgor as a credit against the purchase price. As an alternative to exercising the power of sale herein provided, Secured Party may proceed by suit at law or in equity to foreclose this Agreement and sell the Pledged Collateral pursuant judicial order, judgment, or receivership. The proceeds of any sale of or realization upon the any part or all of the Pledged Collateral shall be applied by Secured Party in accordance with the Credit Agreement.

6.
Attorney‑in‑fact. Pledgor hereby appoints Secured Party as attorney‑in‑fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party deems necessary or reasonable to accomplish the purposes hereof during and after any Event of Default, which appointment is granted as security for the performance of the Pledgor’s obligations hereunder and for valuable consideration, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Secured Party’s name or in the name of the Pledgor, to settle, compromise, prosecute or defend any action, claim or proceeding with respect to the Pledged Collateral and shall have the right to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same.

7.
Cooperation. From an after any Event of Default, Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make any sale of the Pledged Collateral or any portion thereof pursuant to this Agreement valid, binding and in compliance with applicable laws.

8.
Limitation of Liability. Neither Secured Party nor any director, officer, employee or counsel of Secured Party shall be liable for any act or omission by them relating to the Pledged Collateral except for its or their gross negligence or willful misconduct.

9.	Notices. All notices required by this Agreement shall be given in the same manner set forth in the Credit Agreement.

10.
No Waiver. No failure on the part of the Secured Party or any of its agents to exercise any right, power or remedy hereunder shall operate as a waiver thereof or of any other right, power or remedy available pursuant to this Agreement, the Credit Agreement, or any other instrument associated therewith.

11.
Termination. Upon payment in full of all Obligations, this Agreement shall terminate and the Secured Party will execute and deliver to the Pledgor an instrument acknowledging the satisfaction, release and termination of this Agreement any other instrument reasonably requested by the Pledgor in connection with the foregoing.

12.	Miscellaneous.

a.	This Agreement shall be governed, interpreted and enforced according to the same law made applicable by the terms of the Credit Agreement.

b.
This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and all holders of the Obligations and their respective successors and permitted assigns, except that the Pledgor shall not be permitted to assign, delegate or otherwise transfer this Agreement or any rights or interests herein or in the Pledged Collateral or any part thereof, or otherwise to pledge, encumber or grant any option with respect to the Pledged Collateral or any part thereof. The Pledgor shall not be permitted to delegate any of its duties or obligations hereunder.

c.	No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto.

d.
If any provision hereof is determined to be invalid or unenforceable in any applicable jurisdiction, the other provisions hereof shall remain in full force and effect, the affected provisions shall be reformed to make them enforceable to the fullest extent permitted by applicable law, and such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.

e.	Section headings used herein are for convenience only and are not substantive in interpreting this Agreement.

f.
This Agreement may be executed in separate counterparts each of which when so executed and delivered shall be an exchangeable original, but all such counterparts shall together constitute but one and the same agreement.

g.
This Agreement constitutes the entire agreement of the Pledgor and the Secured Party with respect to the subject matter hereof, and supersedes any prior or contemporaneous understandings or agreements concerning the same subject matter.

IN WITNESS WHEREOF, each of the parties hereto has caused this Beneficial Interest Pledge Agreement to be duly executed as of the day and year first above written.
PLEDGOR:
CONTRAIL AVIATION LEASING, LLC
By: /s/ Joseph Kuhn
Its: CEO
SECURED PARTY:
OLD NATIONAL BANK
By: /s/ Tommy Olson
Its: SVP

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